UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                             Date of Report: 1/3/96


                        THE CANTON INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

              I-9418                                     87-0509512
      (Commission File Number)              (IRS Employer Identification Number)


                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)




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ITEM 1.  Changes in Control of Registrant

         On October 24, 1995 and December 6, 1995,  the board of directors  (the
"Board")  of The  Canton  Industrial  Corporation,  a  Nevada  corporation  (the
"Company"), approved the terms of two stock option agreements (the "Agreements"), that provide for the purchase of the Company's common stock (the "Common Stock"). The Agreements were formally accepted on December 22, 1995 by Investment Sanctuary Corporation, a Utah corporation ("ISC"), and A-Z Professional Consultants, Inc., a Utah corporation ("A-Z").

         The options granted to ISC serve as consideration for consulting services and other advice previously rendered by ISC's agent, Richard Surber. The services relate to the Company's growth strategy, potential business relations and regulatory filings. The options granted to A-Z serve as consideration for the forgiveness of debt and consulting services rendered pursuant to prior contracts between the Company and A-Z. Those services include and relate to the generation of new clients, expansion of existing clients services and the Company's long term business plan. The options granted to ISC and A-Z also encourage their continued assistance in the Company's affairs.

The terms of the Stock Option Agreements are as follows:

Investment Sanctuary Corporation

        ISC was granted the right and Option to purchase all or any part of a quantity of shares equivalent to 25% of the Company's issued and outstanding shares of Common Stock; the exercise price of each share obtained pursuant to the Agreement is fifty-nine cents ($0.59), which was the market price of the Common Stock on October 24, 1995; the Option may be exercised in whole or in part, at any time prior to 12:00 P. M. on October 24, 2000; all Common Stock issued Company pursuant to the Agreement to ISC shall be restricted pursuant to Rule 144 of the Securities Act of 1933, as amended.

A-Z Professional Consultants, Inc.

        A-Z was granted the right and Option to purchase all or any part of a quantity of shares equivalent to 26% of the Company's issued and outstanding shares of Common Stock; the exercise price of each share obtained pursuant to the Agreement is fifty-nine cents ($0.59), which was the market price of the Common Stock on October 24, 1995; the Option may be exercised in whole or in part, at any time prior to 12:00 P. M. on October 24, 2000; all Common Stock issued Company pursuant to the Agreement to A-Z shall be restricted pursuant to Rule 144 of the Securities Act of 1933, as amended.

         As of January 3, 1996, neither ISC nor A-Z have exercised any of their respective rights under the Agreements and do not directly own any shares of the Company's Common Stock. However, Richard Surber, the sole shareholder of ISC and president of both ISC and A-Z, as well as the chief executive officer of the Company, personally owns 137,240 shares or 2.39 % of the Company's Common Stock. Allen Wolfson, the sole shareholder of A-Z and the uncle of Mr. Surber personally owns 160,000 shares or 2.79% of the Company's Common Stock




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On December 30, 1995, the Company recieved the resignation notice of its independent auditor Smith & Company.

         Neither of Smith & Company's reports on the financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. However, the financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 1993, prepared by Smith & Company, included a single sentence expressing Smith & Company's doubt as to the Company's ability to continue as a going concern.

         There were no disagreements between Smith & Company and the Company on any matter of accounting principles, financial statement disclosure or auditing scope or procedure during the two most recent fiscal years and subsequent period.

         On January 2, 1996, the Company's  Board engaged  Andersen,  Andersen &
Strong, L.C. to serve as the Company's new independent auditors. Andersen & Strong are located at:

                  Andersen, Andersen & Strong, L.C.
                  Certified Public Accountants and Business Consultants 941 East 3300 South, Suite 202
                  Salt Lake City, Utah  84106

         There were no consultations with the newly engaged accountant during the last two fiscal years or subsequent interim period regarding any of the information in Item 304(a)(2)(i) or 304(a)(2)(ii).

Item 7.  Financial Statements and Exhibits

Exhibits required to be attached by Item 601 of Regulation S-K are listed in the Index to Exhibits beginning on page 5 of this Form 8-K, which is hereby incorporated by this reference.


         SIGNATURES

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 1996

                        The Canton Industrial Corporation

                        By: /s/ Steven A. Christensen, President



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                                INDEX TO EXHIBITS

EXHIBIT        PAGE              DESCRIPTION
NO.            NO.

                               MATERIAL CONTRACTS

10(i)(a)       6         Consulting Agreement dated August 30, 1995, between the
                         Company and A-Z Professional Consultants, Inc.

10(i)(b)      15         Stock Option Agreement dated December 22, 1995, granted
                         by the Company to A-Z Professional Consultants, Inc.

10(i)(c)      18         Stock Option Agreement dated December 22, 1995, granted
                         by the Company to Investment Sanctuary Corporation.

                        CHANGE IN CERTIFYING ACCOUNTANTS

16(i)(a)      21         Letter dated  December 30, 1995, from  Smith & Company,
                         Certified Public Accountants, notifying the Company of their resignation as the Company's Certified
                         Independent Auditors.

16(i)(b)      22         Letter dated  December 30, 1995, from  Smith & Company,
                         Certified Public Accountants, confirming the fact that the relationship between the Company and Smith &
                         Company has ceased.

16(i)(c)      23         Letter  dated January 2, 1996, from Andersen, Andersen
                         and   Strong  confirming   their  engagement   as  the
                         Certified Independent Auditors of the Company.

16(i)(d)      25         Letter  dated January  3,  1996  from Smith & Company,
                         stating that they are in agreement with the statements contained in this Current Report on Form 8-K.